CSFB04-7G3AR1 -- 3A1

CREDIT SUISSE FIRST BOSTON

Balance	$68,950,000.00	Delay	24	WAC	5.270000000	WAM	176
Coupon	5.000	Dated	10/01/2004	NET	5	WALA	4
Settle	10/29/2004	First Payment	11/25/2004

Price		1		2		3		4		5		6		7		8

			Yield		Yield		Yield		Yield		Yield		Yield		Yield		Yield
100-24.00			4.83		4.79		4.74		4.68		4.61		4.54		4.46		4.37
100-25.00			4.83		4.79		4.73		4.67		4.60		4.52		4.44		4.35
100-26.00			4.82		4.78		4.72		4.66		4.58		4.51		4.42		4.33
100-27.00			4.81		4.77		4.71		4.65		4.57		4.49		4.40		4.31
100-28.00			4.81		4.76		4.70		4.63		4.56		4.48		4.39		4.29
100-29.00			4.80		4.76		4.69		4.62		4.55		4.46		4.37		4.27
100-30.00			4.79		4.75		4.68		4.61		4.53		4.45		4.35		4.25
100-31.00			4.79		4.74		4.68		4.60		4.52		4.43		4.34		4.23
101-00.00			4.78		4.73		4.67		4.59		4.51		4.42		4.32		4.21
101-01.00			4.78		4.73		4.66		4.58		4.50		4.40		4.30		4.19
101-02.00			4.77		4.72		4.65		4.57		4.48		4.39		4.29		4.17
101-03.00			4.76		4.71		4.64		4.56		4.47		4.37		4.27		4.15
101-04.00			4.76		4.70		4.63		4.55		4.46		4.36		4.25		4.13
101-05.00			4.75		4.70		4.62		4.54		4.45		4.35		4.23		4.11
101-06.00			4.74		4.69		4.61		4.53		4.43		4.33		4.22		4.09
101-07.00			4.74		4.68		4.60		4.52		4.42		4.32		4.20		4.07
101-08.00			4.73		4.67		4.60		4.51		4.41		4.30		4.18		4.06

Spread @ Center Price			122		134		153		167		175		181		182		182
WAL			6.14		5.10		4.11		3.36		2.80		2.36		2.01		1.73
Mod Durn			4.91		4.17		3.45		2.89		2.46		2.11		1.82		1.58
Principal Window	Nov04 - Jun19			Nov04 - Jun19		Nov04 - Jun19		Nov04 - Jun19		Nov04 - Jun19		Nov04 - Jun19		Nov04 - Jun19		Nov04 - Jun19

Prepay			6 CPR		10 CPR		15 CPR		20 CPR		25 CPR		30 CPR		35 CPR		40 CPR

Treasury	Mat	6MO	2YR	3YR	5YR	10YR	30YR
	Yld 1.883 2.478 2.797 3.368 4.155 4.954

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.